UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
—————————
FORM 8‑K
—————————
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2019
—————————
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46‑5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado, 80111
(Address of principal executive offices)
(720) 630‑2600
(Registrant's telephone number, including area code)
—————————
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
—————————

Item 1.01.    Entry into a Material Definitive Agreement.

Second Amended and Restated KeyBank Credit Facility

On July 29, 2019, NSA OP, LP (the "Operating Partnership"), as borrower, National Storage Affiliates Trust (the "Company"), and certain of the Operating Partnership's subsidiaries, as subsidiary guarantors, entered into a second amended and restated credit agreement with KeyBank National Association, as administrative agent, and a syndicated group of lenders party thereto. The amendment increased the credit facility's total borrowing capacity, extended the maturity dates, reallocated borrowings among term loan tranches and the revolving line of credit, and made certain other amendments.

The amendment increased the borrowing capacity of the credit facility by $255.0 million for a total credit facility of $1.275 billion, consisting of the following components: (i) a revolving line of credit which provides for a total borrowing commitment up to $500.0 million (the "Revolver"), whereby the Operating Partnership may borrow, repay and re-borrow amounts under the Revolver, (ii) a $125.0 million tranche A term loan facility (the "Term Loan A"), (iii) a $250.0 million tranche B term loan facility (the "Term Loan B"), (iv) a $225.0 million tranche C term loan facility (the "Term Loan C") and (v) a $175.0 million tranche D term loan facility ("Term Loan D") (collectively, the "amended credit facility"). The Operating Partnership has an expansion option under the amended credit facility, which if exercised in full, would provide for a total borrowing capacity under the amended credit facility of $1.75 billion.

The Revolver matures in January 2024, provided that the Operating Partnership may elect to extend the maturity to June 2024 by paying an extension fee of 0.075% of the total borrowing commitment thereunder at the time of extension and meeting other customary conditions with respect to compliance. The Term Loan A matures in January 2023, the Term Loan B matures in July 2024, the Term Loan C matures in January 2025 and the Term Loan D matures in July 2026. The amended credit facility is not subject to any scheduled reduction or amortization payments prior to maturity.

Interest rates applicable to loans under the amended credit facility are, as elected by the Operating Partnership at the beginning of any applicable interest period, determined based on (i) a 1, 2, 3 or 6 month LIBOR period ("LIBOR loans") plus an applicable margin or (ii) a base rate determined by the greatest of the Key Bank prime rate, the federal funds rate plus 0.50% or one month LIBOR plus 1.00% ("base rate loans"), plus an applicable margin. The applicable margins for the amended credit facility are leverage based and range from 1.15% to 2.20% for LIBOR loans and 0.15% to 1.20% for base rate loans; provided that after such time as the Operating Partnership achieves an investment grade rating as defined in the amended credit facility, the Operating Partnership may elect (but is not required to elect) (a "credit rating pricing election") that the amended credit facility be subject to applicable margins ranging from 0.775% to 2.25% for LIBOR loans and 0.00% to 1.25% for base rate loans. The Operating Partnership is also required to pay usage based fees ranging from 0.15% to 0.20% with respect to the unused portion of the Revolver; provided that if the Operating Partnership makes a credit rating pricing election, the Operating Partnership will be required to pay rating based fees ranging from 0.125% to 0.300% with respect to the entire Revolver in lieu of any usage based fees.

The Operating Partnership is required to comply with the following financial covenants under the amended credit facility:

•
Maximum total leverage ratio not to exceed 60%; provided, however, the Operating Partnership shall be permitted to maintain a ratio of up to 65% following a material acquisition and for two consecutive quarters thereafter

•	Minimum fixed charge coverage ratio of at least 1.5x

•
Maximum unsecured debt to unencumbered asset value ratio not to exceed 60%; provided, however, the Operating Partnership shall be permitted to maintain a ratio of up to 65% following a material acquisition and for two consecutive quarters thereafter

•	Unencumbered adjusted net operating income to unsecured interest expense of at least 2.0x

In addition, the terms of the amended credit facility contain customary affirmative and negative covenants that, among other things, limit the Operating Partnership's ability to make distributions or certain investments, incur debt, incur liens and enter into certain transactions.

In the event that the Operating Partnership fails to satisfy its covenants, the Operating Partnership would be in default under the amended credit facility and may be required to repay such debt with capital from other sources.

Third Amendment to the Capital One Credit Agreement

On July 29, 2019, the Operating Partnership, as borrower, the Company and certain of the Operating Partnership's subsidiaries, as subsidiary guarantors, entered into the Third Amendment to the Credit Agreement, dated as of June 30, 2016 (as amended "Capital One Credit Agreement"), with Capital One, National Association, as administrative agent, and the other lenders party thereto (the "Third Amendment").

Under the Third Amendment, the financial covenants have been amended to make such covenants substantially similar to those described under the heading "Second Amended and Restated KeyBank Credit Facility" above. In addition, certain other terms were amended to make such terms consistent with the amended credit facility.

General

The descriptions above are only a summary of the material provisions of the amended credit facility and Third Amendment and are qualified in their entirety by reference to a copy of each of the credit agreement governing the amended credit facility and Third Amendment, which will be filed with the Company's quarterly report on Form 10-Q for the quarterly period ended September 30, 2019.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading "Second Amended and Restated KeyBank Credit Facility" above is incorporated herein by reference.

Item 8.01.    Other Events.

On July 29, 2019, the financial covenants and certain other terms of each of the Operating Partnership's other term loan facilities were amended to make such terms substantially similar to those in the amended credit facility.

In addition, on July 30, 2019, the Operating Partnership, as issuer, and the Company, entered into a Note Purchase Agreement (the "Note Purchase Agreement") with the various purchasers named therein (the "Purchasers").

The Note Purchase Agreement provides for the private placement by the Operating Partnership of $100.0 million of 3.98% senior unsecured notes due August 30, 2029 (the "2029 Notes") and $50.0 million of 4.08% senior unsecured notes due August 30, 2031 (the "2031 Notes" and, together with the 2029 Notes, the "Notes") to certain institutional accredited investors. The Notes are governed by the Note Purchase Agreement and the sale and purchase of the Notes is expected to occur on August 30, 2019, subject to customary closing conditions, at which time the Purchasers will disburse the funds to the operating partnership.

The Notes are senior unsecured obligations of the Operating Partnership and will be jointly and severally guaranteed by certain of the Operating Partnership's subsidiaries, as subsidiary guarantors, upon issuance. The Notes rank pari passu with the amended credit facility and the Operating Partnership's other term loan facilities.

The Note Purchase Agreement contains financial covenants that are substantially similar to those described under the heading "Second Amended and Restated KeyBank Credit Facility" above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER Tamara D. Fischer President and Chief Financial Officer

Date: August 1, 2019